FOLEY & LARDNER
                             ATTORNEYS AT LAW

CHICAGO                      FIRSTAR CENTER                           SACRAMENTO
DENVER                 777 EAST WISCONSIN AVENUE                       SAN DIEGO
JACKSONVILLE        MILWAUKEE, WISCONSIN 53202-5367                SAN FRANCISCO
LOS ANGELES             TELEPHONE (414) 271-2400                     TALLAHASSEE
MADISON                 FACSIMILE (414) 297-4900                           TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                          WRITER'S DIRECT LINE
                              414/297-5660

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                                 016658/0101

                             January 31, 2001


Reynolds Funds, Inc.
Wood Island, Third Floor
80 East Sir Francis Drake Boulevard
Larkspur, California  94939

Gentlemen:

       We have acted as counsel for Reynolds Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Reynolds Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

       Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

       We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                          Very truly yours,

                                           /s/ Foley & Lardner

                                          Foley & Lardner